SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C.   20549



                                    FORM 8-K

                                 CURRENT REPORT

               Pursuant to Section 13 or 15(d) of the
               Securities and Exchange Act of 1934




Date of Report (date of earliest event reported) May 23, 1996
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                LASER MASTER INTERNATIONAL, INC.
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       (Exact name of Registrant as specified in its Charter)



                            New York
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       (State or other jurisdiction of incorporation)



2-76262-NY                      11-2564587
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Commission File No.             I.R.S. Employer Identification Number


1000 First Street, Harrison, NJ                    07029
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Address of principal executive offices              Zip Code



                         (201) 482-7200
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Registrant's telephone number, including area code





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ITEM 5.  OTHER EVENTS


        The Registrant ("Company"), on May 23, 1996, completed the sale of 4,000,000 shares of its Common Stock, $.01 par value, at $1.00 per share. 3,180,000 shares at $1.00 per share, were sold pursuant to the Regulation "D" and Section 4.2 exemptions of the Securities Act, and the balance of 820,000 shares of the Common Stock at $1.00 per share were sold pursuant to Regulation "S" of the Securities Act to Offshore Subscribers, who represented that they qualified under Regulation "S". A form copy of the Offshore Agreement is annexed hereto and marked Exhibit 1. The Company paid the sum of $103,000 for fees and expenses, in addition to 41,225 shares of restricted stock, $.01 par value to Tontine Holdings Corp. for its services in connection with the Regulation "S" transactions. Additionally, the Company further paid the sum of $20,000 to Cornerstone Financial Corp. with respect to fees for the Regulation "S" transactions.

        The Company incorporates by reference the information filed under Regulation "D" of the Securities Act.

        On May 7, 1996, the Company obtained shareholder ratification with respect to the employment agreements for Abraham Klein, Dov Klein and Hershel Klein. The employment agreements contain provisions wherein over a five (5)- year period each of the aforementioned individuals will receive annually $50,000 in employment compensation and stock options to purchase 115,000 shares of Common Stock in the Company, or, 575,000 shares each at $1.00 per share over a period of five years as a part of their employment agreement with the Company. The aggregate number of stock options for Messrs. Abraham, Dov and Hershel Klein is 1,725,000 options to purchase 1,725,000 shares of Common Stock in the Company.

        Additionally, the employment agreements are renewable for a second five-year term. Upon renewal, the Company has the option to increase the annual employment compensation paid to Messrs. Abraham Klein, Dov Klein and Hershel Klein to the sum of $150,000 per annum or, in the alternative, grant each year, 115,000 options to purchase 115,000 shares of common stock in the Company at $1.00 per share for an aggregate of 575,000 for each employee over five years, for a total of an additional 1,725,000 shares of common stock.

        Additionally, stockholders further approved the granting of 1,200,000 stock options to purchase 1,200,000 shares of the Company's common stock at $1.00 per share to Mr. Mendel Klein, President and Chairman of the Company.
The stock options vest at the rate of 240,000 per annum over a five-year period commencing in Fiscal Year 1996 and up until the Fiscal Year 2001. Mr. Klein did not participate in the stockholder vote at the meeting which ratified the grant of the options to Mr. Klein. The term of all stock options granted are for a period of five years from May 8, 1996 to May 9, 2001, and were granted pursuant to a Qualified Stock Option Plan for Employees and a Non-Qualified Stock Option Plan for Officers, Directors and Consultants.

        Additionally, shareholders approved the granting of 50,000 options to purchase 50,000 shares at $1.00 per share for a




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period of five years to Stephen Strauss, and 125,000 options to purchase
125,000 shares at $1.00 per share to the law firm of Baratta & Goldstein.

        The Company entered into an employment contract with Anthony J. Cataldo to serve as an officer of the Company. Mr. Cataldo received $150,000 per annum, and was granted 131,000 shares of restricted common stock of the Company in addition to 100,000 options to purchase 100,000 shares of common stock at $1.00 per share for a one-year period and an additional 100,000 options to purchase 100,000 shares of common stock of the Company at $2.00 per share for a two-year period, expiring on March 27, 1998. Annexed hereto and made a part hereof is a form copy of the employment contract entered into with Dov Klein, Hershel Klein and Abraham Klein, marked Exhibit 2. Annexed hereto and made a part hereof is a form of the employment contract entered into with Anthony J. Cataldo, marked Exhibit 3, and the form of stock option awarded to Mendel Klein marked Exhibit 4.

                                    EXHIBITS
        1. Copy of form of Offshore Agreement;

        2. Copy of form of Employment Agreement by and between Laser Master International, Inc. and Dov Klein, Abraham Klein and Hershel Klein.

        3. Copy of form of Employment Agreement by and between Laser Master International, Inc. and Anthony J. Cataldo.

        4. Copy of Stock Option Agreement awarded to Mendel Klein.



                                   SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

Dated:  Harrison, New Jersey
          May 31, 1996


                                           LASER MASTER INTERNATIONAL, INC.
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                                                       (Registrant)


                                             /s/ MENDEL KLEIN
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                                           MENDEL KLEIN, President

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                               EXHIBIT INDEX
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EXHIBIT NO.                    DESCRIPTION
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   1.      Copy of form of Offshore Agreement;

   2. Copy of form of Employment Agreement by and between Laser Master International, Inc. and Dov Klein, Abraham Klein and Hershel Klein.

   3. Copy of form of Employment Agreement by and between Laser Master International, Inc. and Anthony J. Cataldo.

   4.      Copy of Stock Option Agreement awarded to Mendel Klein.